Exhibit 10.26
Guarantee Agreement
          This Guarantee Agreement (the “Guaranty”), dated as of October 22, 2007, by Hayes Lemmerz Fabricated Holdings B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, with its official seat in Rotterdam, The Netherlands and registered address at Locatellikade 1 Parnassustoren, 1076 AZ Amsterdam, The Netherlands, registered under company number 24291035 (the “Guarantor”), in favor of U.S. Bank National Association), as trustee (in such capacity, the “Trustee”, and together with the holders of the Notes referred to below, each, a “Guarantied Party” and, collectively, the “Guarantied Parties”). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Indenture referred to below.
          Whereas, pursuant to the Indenture, dated as of May 30, 2007 (as amended, modified or supplemented from time to time, the “Indenture”) between Hayes Lemmerz Finance LLC - Luxembourg S.C.A., (the “Issuer”) and the Trustee, the Issuer has issued its 8.25% Senior Notes due 2015 in the aggregate principal amount of €130,000,000 (the “Notes”); and
          Whereas, the Guarantor will receive substantial direct and indirect benefits from the making issuance of the Notes under the Indenture;
          Now, therefore, in consideration of the premises and for other valuable consideration, the Guarantor hereby agrees as follows:
          Section 1 Guaranty
          (a) The Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as an independent obligation and not as surety (borg) or a joint and several debtor (hoofdelijk medeschuldenaar), to each Guaranteed Party, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise, by the Issuer of all the Obligations owed to the Guaranteed Parties under the Indenture and the Notes (the “Guaranteed Obligations”), whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, whether or not enforceable as against the Issuer, whether now or hereafter existing, and whether due or to become due, including principal, interest, fees and costs of collection.
          (b) The Guarantor shall on first demand by the Trustee stating that the Issuer has defaulted in the performance of the Guaranteed Obligations, pay to the Trustee the amounts specified in the demand in a manner as described therein. The Trustee shall provide the Guarantor a copy of any notice required to be delivered to the Issuer pursuant to the Indenture with respect to the default or non-payment of the Issuer.
          (c) The Guarantor further agrees that, if (i) any payment made by the Issuer or any other person and applied to the Guaranteed Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or (ii) the proceeds of any collateral are required to be returned by any Guarantied Party to the Issuer, its estate, trustee, receiver or any other party, including the Guarantor, under any bankruptcy law, equitable cause or any other requirement of law, then, to the extent of such payment or repayment, any the Guarantor’s liability hereunder shall be and remain in full force and effect, as fully as if the payment had never been made. If, prior to any of the foregoing, this Guaranty shall have been cancelled or surrendered, this Guaranty shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor in respect of the amount of such payment.
          (d) This Guaranty does not apply to any liability to the extent it would result in this Guaranty constituting unlawful financial assistance.
          Section 2 Authorization; Other Agreements
          The Trustee is hereby authorized, without notice to, or demand upon, the Guarantor, which notice and demand requirements each are expressly waived hereby, and without discharging or otherwise affecting the obligations of the Guarantor hereunder (which obligations shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to do each of the following:
          (a) subject to the limitations and requirements of the Indenture, supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Guaranteed Obligations, or any part of them;
          (b) waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Guaranteed Obligations, or any part thereof, or any other instrument or agreement in respect of the Guaranteed Obligations now or hereafter executed by the Issuer and delivered to the Guarantied Parties or any of them;
          (c) accept partial payments on the Guaranteed Obligations;
          (d) subject to the limitations and requirements of the Indenture, settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any other guaranty for the Guaranteed Obligations or any part of them, in any manner;
          (e) add, release or substitute any one or more other guarantors of the Guaranteed Obligations or any part of them and otherwise deal with the Issuer or any other guarantor;
          (f) apply to the Guaranteed Obligations any payment or recovery (x) from the Issuer, from any other guarantor of the Guaranteed Obligations or any part of them or (y) from the Guarantor in such order as provided herein, in each case whether such Guaranteed Obligations are guaranteed or not guaranteed by others;
          (g) refund at any time any payment received by any Guarantied Party in respect of any Guaranteed Obligation, and payment to such Guarantied Party of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guaranty shall have been cancelled or surrendered, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor hereunder in respect of the amount so refunded;
even if any right of reimbursement or subrogation or other right or remedy of the Guarantor is extinguished, affected or impaired by any of the foregoing (including any election of remedies by reason of any judicial, non-judicial or other proceeding in respect of the Guaranteed Obligations that impairs any subrogation, reimbursement or other right of the Guarantor).
          Section 3 Guaranty Absolute and Unconditional
          The Guarantor hereby waives any defense of a guarantor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations under this Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of any of the following:
          (a) the invalidity or unenforceability of any of the Issuer’s obligations under the Indenture or the Notes or any other agreement or instrument relating thereto, or other guaranty of the Guaranteed Obligations or any part of them;
          (b) the absence of any attempt to collect the Guaranteed Obligations or any part of them from the Issuer or other action to enforce the same;
          (c) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;
          (d) any bankruptcy, suspension of payments, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Issuer, the Guarantor or any of the Issuers’ other Subsidiaries, including any discharge of, or bar or stay against collecting, any Guaranteed Obligation (or any part of them or interest thereon) in or as a result of any such proceeding;
          (e) failure by any Guarantied Party to file or enforce a claim against the Issuer or its estate in any bankruptcy or insolvency case or proceeding;
          (f) any action taken by any Guarantied Party if such action is authorized hereby; or
          (g) any other act that might in any manner or to any extent vary the risk of the Guarantor or any other grounds or circumstances that might otherwise constitute a legal defense or discharge of a surety or a guarantor.
          Section 4 Waivers and Recourse
          (a) The Guarantor hereby waives diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Guaranteed Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Issuer. The Guarantor shall not, until the Guaranteed Obligations are irrevocably paid in full, assert any claim or counterclaim it may have against the Issuer or set off any of its obligations to the Issuer against any obligations of the Issuer to it. In connection with the foregoing, the Guarantor covenants that its obligations hereunder shall not be discharged, except by complete performance or by the release of this Guaranty prior thereto in accordance with the Indenture.
          (b) The Guarantor waives any right to require that a Guarantied Party at any time proceed against the Issuer.

          (c) No Guarantor will be entitled to any right of a Guarantied Party by way of subrogation. To the extent necessary, the Guarantor hereby waives any entitlement to any such right and undertakes to refrain from exercising to such right.
          (d) The Guarantor waives any right it may have at any time under Articles 6:52, 6:262(1), 6:263(1) and 6:265(1) of the Dutch Civil Code, to the extent applicable.
          (e) To the extent possible, the Guarantor waives all rights and defenses which it has or may have by or pursuant to operation of law in respect of its obligations pursuant to this Section 4, including (without limitation) any rights and defences pursuant to Articles 6:139, 6:154 and 7:582 up to and including 7:856 of the Dutch Civil Code.
          (f) Until the Guaranteed Obligations have been irrevocably paid in full the Guarantor shall not be entitled to any right of recourse (regres) after a claim has been made or by virtue of any payment by it in respect of the Guaranteed Obligations. .
          Section 5 Reliance
          The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Issuer and any endorser and other guarantor of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and the Guarantor hereby agrees that no Guarantied Party shall have any duty to advise the Guarantor of information known to it regarding such condition or any such circumstances. In the event any Guarantied Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Guarantor, such Guarantied Party shall be under no obligation (a) to undertake any investigation not a part of its regular business routine, (b) to disclose any information that such Guarantied Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) to make any other or future disclosures of such information or any other information to the Guarantor.
          Section 6 Subordination
          The Guarantor hereby agrees that any Indebtedness of the Issuer now or hereafter owing to the Guarantor, whether heretofore, now or hereafter created (the “Guarantor Subordinated Debt”), is hereby subordinated to all of the Guaranteed Obligations and that, except as permitted under Section 8.6 (Prepayment and Cancellation of Indebtedness) of the Second Amended and Restated Credit Agreement, dated as of May 30, 2007, as amended, modified, restated or supplemented in accordance with the terms thereof, among HLI Operating Company, Inc., the Issuer, Hayes Lemmerz International, Inc., the lenders and issuers party thereto from time to time, Citibank North America Inc., as administrative and the other agents party thereto, the Guarantor Subordinated Debt shall not be paid in whole or in part until the Guaranteed Obligations have been paid in full and this Guaranty is terminated and of no further force or effect. No Guarantor shall accept any payment of or on account of the Guarantor Subordinated Debt at any time in contravention of the foregoing. The Guarantor agrees to file all claims against the Issuer in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Guarantor Subordinated Debt. If for any reason a Guarantor fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, the Guarantor hereby irrevocably appoints the Trustee as its true and lawful attorney-in-fact and is hereby authorized to act as attorney-in-fact in the Guarantor’s name to file such claim.

          Section 7 Default; Remedies
          The obligations of the Guarantor hereunder are independent of and separate from the Guaranteed Obligations. If any Guaranteed Obligation is not paid when due, or upon any Event of Default or upon any default by the Issuer as provided in any other instrument or document evidencing all or any part of the Guaranteed Obligations, the Trustee may, at its sole election, proceed directly and at once, without notice, against the Guarantor to collect and recover the full amount or any portion of the Guaranteed Obligations then due, without first proceeding against the Issuer or any other guarantor of the Guaranteed Obligations, or joining the Issuer or any other guarantor in any proceeding against the Guarantor. At any time after maturity of the Guaranteed Obligations, the Trustee may (unless the Guaranteed Obligations have been irrevocably paid in full), without notice to the Guarantor apply toward the payment of the Guaranteed Obligations (a) any indebtedness due or to become due from any Guarantied Party to the Guarantor and (b) any moneys, credits or other property belonging to the Guarantor at any time held by or coming into the possession of any Guarantied Party or any of its respective Affiliates.
          Section 8 Irrevocability
          This Guaranty shall be irrevocable as to the Guaranteed Obligations (or any part thereof) until the earlier of such time as (i) all monetary Guaranteed Obligations then outstanding have been irrevocably repaid in cash, at which time this Guaranty shall automatically be cancelled, or (ii) this Guaranty is released as provided in the Indenture. Upon such cancellation or release of this Guaranty and at the written request of the Guarantor or its successors or assigns, and at the cost and expense of the Guarantor or its successors or assigns, the Trustee shall execute in a timely manner a satisfaction of this Guaranty and such instruments, documents or agreements as are necessary or desirable to evidence the termination of this Guaranty.
          Section 9 Setoff
          (a) Upon the occurrence and during the continuance of an Event of Default, each Guarantied Party and each Affiliate of a Guarantied Party may, without notice to the Guarantor, appropriate and apply toward the payment of all or any part of the Guaranteed Obligations then due and payable (a) any indebtedness due or to become due from such Guarantied Party or Affiliate to the Guarantor and (b) any moneys, credits or other property belonging to the Guarantor, at any time held by, or coming into, the possession of such Guarantied Party or Affiliate.
          (b) All sums payable by a Guarantor under this Guaranty, whether in respect of principal, interest, fees or otherwise, shall be paid free and clear and without set-off or counterclaim or any deduction or withholding, for or on account of any present or future taxes of, duties or governmental charges of whatever nature imposed. If any such deduction or withholding shall be required to be made the Guarantor shall be obligated pursuant to the provisions of this sub-Section to pay to the Guarantied Parties the same net amount as the Guarantied Parties would have been entitled to receive in the absence of such deduction or withholding.
          Section 10 Enforcement; Amendments; Waivers

          No delay on the part of any Guarantied Party in the exercise of any right or remedy arising under this Guaranty, the Indenture, the Notes or otherwise with respect to all or any part of the Guaranteed Obligations, or any other guaranty of all or any part of the Guaranteed Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any provision of this Guaranty shall be binding upon any Guarantied Party, except as expressly set forth in a writing duly signed and delivered by the Guarantor. Failure by any Guarantied Party at any time or times hereafter to require strict performance by the Issuer, the Guarantor, any other guarantor of all or any part of the Guaranteed Obligations or any other Person of any provision, warranty, term or condition contained in the Indenture or the Notes shall not waive, affect or diminish any right of any Guarantied Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of any Guarantied Party, or its respective agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the Issuer or such Guarantor, as applicable, specifying such waiver, and is signed by the party or parties necessary to give such waiver under the Indenture and the Notes. No waiver of any Event of Default by any Guarantied Party shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by any Guarantied Party permitted hereunder shall in any way affect or impair any Guarantied Party’s rights and remedies or the obligations of the Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal or interest owing by the Issuer to a Guarantied Party shall be conclusive and binding on the Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.
          Section 11 Successors and Assigns
          This Guaranty shall be binding upon the Guarantor and upon the successors and assigns of the Guarantor and shall inure to the benefit of the Guarantied Parties and their respective successors and assigns; all references herein to the Issuer and to the Guarantor shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantor and the Issuer shall include, without limitation, their respective receivers, trustees and debtors-in-possession (as applicable).
          Section 12 Representations and Warranties; Covenants
          The Guarantor hereby agrees to take, or refrain from taking, as the case may be, each action necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor.
          Section 13 Governing Law
          This Guaranty and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of The Netherlands.
          Section 14 Submission to Jurisdiction
          (a) The Guarantor agrees that the competent courts of Amsterdam in The Netherlands shall have jurisdiction with regard to any and all disputes which may arise out of or in connection with this Guaranty.

          (b) Nothing contained in this Section 14 (Submission to Jurisdiction) shall affect the right of the Trustee or any other Guarantied Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against a Guarantor in any other jurisdiction.
          Section 15 Changes to the Parties
          The Guarantied Party has the right to assign or otherwise transfer any of its rights (overdracht van vorderingen) under or in connection with this Guaranty and the Guarantor agrees and consents to any assignment or transfer in advance. Any such transfer may include a transfer of the right to invoke this Guaranty.
          Section 16 Notices
          (a) All notices which must be sent to the Guarantor under this Guaranty, except if provided otherwise, shall be made by certified letter with acknowledgment of receipt. For purposes of this Guaranty, the address of the Guarantor for such notices, summons and other required formalities shall be the following:
For the Guarantor:
HAYES LEMMERZ FABRICATED HOLDINGS B.V.
Locatellikade 1 Parnassustoren
1076 AZ Amsterdam,
The Netherlands
Attention: Managing Director
With a copy to:
HAYES LEMMERZ INTERNATIONAL, INC.
15300 Centennial Drive
Northville, Michigan 48167
Fax : +1 734-737-2069
Attention : General Counsel
          (b) Any change in the abovementioned addresses must be communicated to the Trustee by post with acknowledgment of receipt, and shall only take effect ten (10) calendar days after the date on which the Trustee receives the notice.
          Section 17 Severability
          Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

          Section 18 Costs and Expenses
          The Guarantor agrees to pay or reimburse the Trustee upon demand for all out-of-pocket costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel and costs of settlement), incurred by the Trustee in enforcing this Guaranty or exercising or enforcing any other right or remedy available in connection herewith or therewith.
[Signature Pages Follow]

          The undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.

GUARANTOR: HAYES LEMMERZ FABRICATED HOLDINGS B.V.
/s/ Anneke Hooiveld /s/ Peggy Gunn
Name:	Executive Management Trust B.V.
Title:	Director